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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2002, except for Note 16 as to which the date is February 21, 2002, relating to the financial statements and financial statement schedules of Everest Re Group, Ltd., which appears in Everest Re Group, Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2001.


/s/  PricewaterhouseCoopers LLP


July 22, 2002
New York, New York